Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Newtork for The Northern Trust Company
Market	Full Name of Subcustodian	Postal Address of Subcustodian
Argentina (Market suspended)	Citibank, N.A.	Bartolome Mitre 502/30, (C1036AAJ) Buenos Aires, Argentina.
Australia	HSBC Bank Australia Limited	HSBC Custody and Clearing, 580 George Street, Sydney, NSW 2000, Australia.
Austria	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Bahrain	HSBC Bank Middle East Limited	Custody & Clearing Dept, 2nd floor, Building No: 2505, Road No: 2832, Al Seef 428, Kingdom of Bahrain.
Bangladesh	Standard Chartered Bank	Portlink Tower, 67 Gulshan Avenue, Gulshan, Dhaka-1212, Bangladesh
Belgium	Deutsche Bank AG	Filiale Amsterdam, Custody & Clearing, Euronext Markets, Investor Services, Global Transaction Banking, De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
Bermuda	HSBC Bank Bermuda Limited	Bank of Bermuda Building, 6 Front Street, Hamilton, HM11 Bermuda.
Bosnia and Herzegovina	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria.
Botswana	Standard Chartered Bank Botswana Limited	Standard House Building, Queens Road, P. O. Box 496, Gaborone, Botswana.
Brazil	Citibank, N.A.	Citibank N.A. Sao Paulo Av Paulista 1111 12th Floor Sao Paulo SP 01311-920 Brazil
Bulgaria	Citibank Europe plc	Serdika Offices, 10th floor, 48 Sitnyakovo Boulevard, Sofia 1505, Bulgaria
Canada (Physical securities)	Royal Bank of Canada	155 Wellington Street West, 7th Floor, Toronto, ON M5V 3K7, Canada
Canada	The Northern Trust Company, Canada (Northern Trust self-custody)	145 King Street West, Suite 1910, Toronto, Ontario, M5H 1J8, Canada
Chile	Banco de Chile	Estado 260, 2nd floor, Santiago, Chile 8320204
China A Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
China B Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No. 99-02 First Floor Santafe de Bogota D.C. Colombia
Croatia	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Cyprus	Citibank International Limited	8 Othonos Street, Athens 10557, Greece
Czech Republic	UniCredit Bank Czech Republic and Slovakia, a. s	UniCredit Bank Czech Republic, a.s BB Centrum - Filadelfie Zeletakvsa 1525/1 140 92 Praha 4 - Michle
Denmark	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S, Hermes Hus, Helgeshoj Alle 33, Hoje Taastrup, DK-2630 Taastrup, Denmark.
Egypt	Citibank, N.A.	8 Ahmed Pasha Street, Garden City, Cairo, Egypt
Estonia	Swedbank AS	Liivalaia 8, 15040, Tallinn, Estonia
Euro CD's	Deutsche Bank AG	Winchester House, 1 Great Winchester Street, London EC2N 2DB
Euroclear	Euroclear Bank S.A./N.V.	1 Boulevard du Roi, Albert II, B1210, Brussels, Belgium.
Finland	Nordea Bank Finland plc	VC210 Aleksis Kiven Katu 3-5 Helsinki FIN-00020
France	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin - France
Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24, 65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	Standard Chartered Bank, Standard Bank Building, High Street, P.O. Box 768, Accra, Ghana
Greece	Citibank International Limited	8 Othonos Street, 10557 Athens, Greece
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 2/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary
Iceland (Market suspended)	Landsbankkinn hf	Custody Division, Vidskiptaumsjon 1, Ãlfabakki 10, IS-155 Reykjavik, Iceland.
India	Citibank, N.A.	FIFC, 11th Floor, C-54 & C-55, G Block, Bandra Kurla Complex, Bandra - East, Mumbai 400051, India
Indonesia	Standard Chartered Bank	Menara Standard Chartered, 5th Floor, Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia
Ireland	Euroclear UK and Ireland Limited (Northern Trust self-custody)	50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom
Israel	Bank Leumi Le-Israel BM	24-32 Yehuda Halevi Street, Tel-Aviv, Israel
Italy	Deutsche Bank SpA	Deutsche bank SpA, DB1 - 1st Floor, Piazza del Calendario 3, 20126 Milan, ITALY
Japan	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing, 6F HSBC Building, 11-1 Nihonbashi 3-chome, Chuo-Ku, Tokyo, Japan, 103-0027
Jordan	Standard Chartered Bank, Jordan Branch	Standard Chartered Bank plc, Al Thakafa Street, Shmeissani, Amman, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace Building A, 2nd Floor 41, Kazybek Bi street, Almaty, 050010, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	48 Westlands Road, P.O.Box 40984 -00100GPO, Nairobi, Kenya
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area, Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors, PO Box 1683, Safat 13017, Kuwait
Latvia	Swedbank AS	Balasta dambis la, Riga, LV-1048, Latvia
Lebanon	HSBC Bank Middle East Limited	PO Box 11-1380, Riad El Solh, Beirut 1107 2080
Lithuania	AB SEB Bankas	Gedimino ave. 12, LT- 01103 Vilnius, Lithuania
Luxembourg	Euroclear Bank S.A./N.V.	1 Boulevard du Roi Albert II B1210 Brussels Belgium
Malaysia	HSBC Bank Malaysia Berhad	Custody and Clearing, 12th Floor, South Tower, No.2 Leboh Ampang, 50100 Kuala Lumpur, Malaysia
Mauritius	HSBC Bank (Mauritius) Limited	HSBC Centre, 18 Cybercity, Ebene, Mauritius
Mexico	Banco Nacional de Mexico , S.A.	WWSS Division Act.Roberto Medellin 800 3er Piso Norte Colonia Santa Fe Mexico D.F. 01210
Morocco	Societe Generale Marocaine de Banques	55 Boulevard Abdelmoumen, 20100, Casablanca, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center, Corner Werner List Street and Postal Street Mall - 2nd Floor, Windhoek, Namibia
Netherlands	Deutsche Bank AG	Filiale Amsterdam, Custody & Clearing, Euronext Markets, Investor Services, Global Transaction Banking, De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House, Level 9, 1 Queen Street, Auckland, New Zealand
Nigeria	Stanbic IBTC Bank Plc	PHYSICAL ADDRESS: Walter Carrington Crescent, Victoria Island Lagos. POSTAL ADDRESS: PO Box 54746, Falomo, Ikoyi, Nigeria.
Norway	Nordea Bank Norge ASA	Essendropsgate 7 NO-0368 Oslo Norway
Oman	HSBC Bank Oman SAOG	Al Khuwair, PO Box 1727 PC 111, Seeb, Sultanate of Oman.
Pakistan	Citibank, N.A.	AWT Plaza 1.1 Chundrigar Road PO Box 4889 Karachi Pakistan 74200
Palestinian Territories	HSBC Bank Middle East Limited	PO Box 2067, Ramallah, Palestine
Panama	Citibank, N.A.	Boulevard Punta Pacifica, Torre de las Americas, Apartado 0834-00555, Panama City, Panama
Peru	Citibank del Peru S.A.	WWSS - 3 er Piso, Av. Canaval y Moreyra#480, San Isidro, Lima 27 - Peru.
Philippines	The Hongkong and Shanghai Banking Corporation Limited	7/F HSBC Centre, 3058 Fifth Avenue West, Bonifacio Global City, Taguig City 1634, Philippines
Poland	Bank Polska Kasa Opieki SA	Ul Zwirki Wigury 31, PL-02-091 Warsaw Poland
Portugal	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin - France
Qatar	HSBC Bank Middle East Limited	3rd Floor, Ali Bin Ali Building, Al Matar Street #950, BLDG 150, Ummoglina, Area 27, Doha, Qatar
Romania	Citibank Europe plc	145 Calea Victoriei, Bucharest, 010072, Romania
Russia	ZAO Citibank	8-10 bld.1 Gasheka Street, 125047 Moscow, Russian Federation
Saudi Arabia	HSBC Saudi Arabia Limited.	HSBC Building, 2nd Floor, Olaya Road, Al-Murooj, P O Box 9084, Riyadh 11413, Saudi Arabia.
Serbia	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Singapore	DBS Bank Ltd	10 Toh Guan Road, Level 04-11 (4B), Jurong Gateway, Singapore 608838
Slovakia	Citibank Europe plc	Mlynské nivy 43, 825 01 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Smartinska 140 SI-1000, Ljubljana, Slovenia
South Africa	The Standard Bank of South Africa Limited	30 Baker Street, Rosebank, 3 West Wing, 2196 South Africa
South Korea	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Building, 37, Chilpae-ro, Jung-Gu, Seoul, Korea, 100-161
Spain	Deutsche Bank SAE	Investor Services, Rosario Pino, 14-16, 1st floor., 28020 MADRID
Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit, 37, York Street, Colombo1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland
Sweden	Svenska Handelsbanken AB (PUBL)	Nordic Custody Services, Blasieholmstorg 12, SE-106 70, Stockholm, Sweden
Switzerland	Credit Suisse AG	Credit Suisse AG, SGAR 8, Giesshübelstrasse 30, 8070 Zurich, Switzerland
Taiwan	Bank of Taiwan	49 Wu Chang Street, Sec. 1, Taipei 100, Taiwan, Republic of China.
Tanzania	Standard Chartered Bank (Mauritius) Limited	6th Floor Raffles Tower, CyperCity, Ebene, Mauritius
Thailand	Citibank, N.A.	Securities and Fund Services, Citibank, N.A. Bangkok, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110, Thailand
Trinidad and Tobago	Republic Bank Limited	9-17 Park Street, Port of Spain, Republic of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	70-72 Avenue Habib Bourguiba, BP 520, 1080 Tunis Cedex, Tunis 1002, Tunisia
Turkey	Deutsche Bank AS	Esentepe Mahallesi Buyukdere Caddesi No.209 Tekfen Tower, Kat:17, 34394 Sisli, Istanbul, Turkey
UAE (ADX, DFM and NASDAQ)	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited, Global Banking and Markets - HSBC Securities Services UAE, Emaar Square, Building 5, Level 4, PO Box 502601, Dubai, United Arab Emirates.
Uganda	Standard Chartered Bank Uganda Limited	Standard Chartered Bank Uganda Standard Chartered Bank, 5 Speke Road, P.O. Box, 7111, Kampala, Uganda
Ukraine	PJSC Citibank	16-g Dymytrova St. 03150 Kiev, Ukraine
United Kingdom	Euroclear UK and Ireland Limited (Northern Trust self-custody)	50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom
United States	The Northern Trust Company (Northern Trust self-custody)	50 South La Salle Street, Chicago, IL 60603, USA.
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463, 11000 Montevideo, Uruguay.
Venezuela	Citibank, N.A.	WWSS, Avda. Casanova, Centro Comercial El Recro, Torre Norte, Piso 18, Caracas, Venezuela.
Vietnam	HSBC Bank (Vietnam) Ltd	Centre Point, 106 Nguyen Van Troi Street, Phu Nhuan District, Ho Chi Minh City, Vietnam.
West Africa (UEMOA)	United Bank for Africa plc	Blvd Botreau-Roussel - Le Plateau 17 BP 808 Abidjan 17 (Côte d'Ivoire).
Zambia	Standard Chartered Bank Zambia plc	Standard Chartered Bank, Standard House, Cairo Road, P.O. Box 32238, Lusaka, Zambia.